UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

IRVINE SENSORS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On December 20, 2011, December 22, 2011 and January 5, 2012, the Company issued an aggregate of 322,857 shares of the Company’s common stock (“Common Stock”) to four accredited institutional investors upon such investors’ conversion of an aggregate of $161,428.50 of the stated value of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On January 16, 2012, the Company issued an aggregate of 5,506,216 shares of common stock to 26 accredited investors pursuant to the Company’s election, according to the terms and conditions of those certain 12% Subordinated Secured Convertible Notes (the “Notes”) issued by the Company to such investors on various dates between December 23, 2010 and July 19, 2011. These shares were issued in lieu of cash in order to pay the interest accrued on the Notes for the fiscal quarter ended January 1, 2012.

The issuances of Common Stock described in this Current Report on Form 8-K have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. When the Series B Preferred Stock and the Notes were issued, those transactions were determined to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. This determination was based in part on the representation by the investors that they were accredited investors, as that term is defined in Regulation D, and that they were acquiring the securities for investment purposes only and not with a view to any distribution or for sale in connection with any distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION, a Delaware corporation

Dated: January 20, 2012	By:	/s/ Dan Regalado
Dan Regalado
Chief Financial Officer